Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-175539 and 333-175534) and Form S-8 (Nos. 333-178625, 333-160008, 333-159325, 333-122326, 333-159324, 333-115893 and 333-189703) of Assured Guaranty Ltd. of our report dated February 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2014